Exhibit 23.04

[Letterhead of KPMG Peat Marwick]



                          CONSENT OF KPMG PEAT MARWICK

The Board of Directors
USA Networks, Inc.

We consent to the use of our report dated February 24, 1995 incorporated herein by reference.


                                        /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP


New York, New York
June 19, 1998